UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2012

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip code)

 (201) 363-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 19, 2012, ORBCOMM Inc. (the “Company”) and Brian J. Bell, the Company’s former Executive Vice President, Sales & Marketing, entered into an addendum to Mr. Bell’s employment agreement dated November 8, 2010, to provide that in addition to certain compensation and benefits that Mr. Bell is entitled to receive pursuant to his employment agreement of 90 days of base salary continuation (a description of which is included in the Company’s proxy statement for its 2012 Annual Meeting of Shareholders and incorporated herein by reference) as a result of his termination of employment with the Company, Mr. Bell will be entitled to receive, subject to the execution and delivery of a release agreement, (i) payment of an additional 90 days of base salary continuation, payable in accordance with the Company’s payroll schedule and (ii) the right to continued vesting of 25,000 time-based stock appreciation rights vesting on December 31, 2012 that would have otherwise been terminated upon Mr. Bell’s termination of employment.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By	/s/ Christian Le Brun
	Name: Title:	Christian Le Brun Executive Vice President and General Counsel

Date:  November 26, 2012